Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
August 21, 2019	TRADED: Nasdaq

LANCASTER COLONY CONTINUES HIGHER CASH DIVIDEND;
BOARD OF DIRECTORS SETS ANNUAL MEETING DATE AND TIME

WESTERVILLE, Ohio, August 21 - Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has declared a quarterly cash dividend of 65 cents per common share, payable September 30, 2019 to shareholders of record on September 9, 2019.
The quarterly cash dividend amount of 65 cents per share maintains the higher level set nine months ago, which marked the company’s 56th consecutive year of increased regular cash dividends. Lancaster Colony is one of only 13 U.S. companies with 56 straight years of regular cash dividend increases.
CEO David A. Ciesinski said, “The dividend reflects the company’s continued strong financial position and will be the 225th consecutive quarterly cash dividend paid by the company since September 1963.”
The company also announced that its board of directors has set the annual meeting of shareholders for 1:00 p.m. ET, Wednesday, November 13, 2019 in the Lilac meeting room at The Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219. The record date for shareholders entitled to vote at the meeting is Monday, September 16, 2019.
Common shares currently outstanding are approximately 27,492,000.

Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope”, “indicated” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements.

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PAGE 2 / LANCASTER COLONY CONTINUES HIGHER CASH DIVIDEND

Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	changes in our cash flow or use of cash in various business activities; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Dale N. Ganobsik, Vice President, Investor Relations and Treasurer
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com